Exhibit 99.1

American Express Global Business Travel Doubles Share Repurchase Authorization to $600 Million

Additionally Announces Strong Preliminary Unaudited Fourth Quarter 2025 Results and Reiterates 2026 Guidance

NEW YORK – February 17, 2026 – American Express Global Business Travel, which is operated by Global Business Travel Group, Inc. (NYSE: GBTG) (“Amex GBT” or the “Company”), a leading software and services company for travel, expense, and meetings & events, today announced its board of directors has increased the capacity of the Company’s existing share repurchase program to $600 million, an increase of $300 million. The authorization reflects confidence in Amex GBT’s ability to deliver growth, AI-enabled product innovation, margin expansion and cash generation while maintaining a strong balance sheet and delivering attractive capital returns to shareholders.

Paul Abbott, Chief Executive Officer, stated: “Our upsized share repurchase authorization drives shareholder value with strong expected return on invested capital given the current share price. It also signals management’s confidence in our fundamental AI advantages and opportunities. We have set the foundation and have all the critical assets to lead in agentic AI and power the future of business travel with AI-enabled product innovation while delivering significant cost savings through AI-powered automation. We expect 2026 to be a transformational year for our business as we execute on our levers to unlock growth and productivity.”

Amex GBT also reported strong preliminary unaudited financial results for the fourth quarter and full year ended December 31, 2025 that reflect accelerating business travel demand, share gains, the successful closing of the CWT acquisition in September 2025 and cost optimization.

Preliminary Fourth Quarter 2025 Results (unaudited):

•	Revenue growth of 34% to $792 million.
•	Total Transaction Value (TTV) growth of 45% to $10 billion.
•	Adjusted EBITDA growth of 17% to $130 million.
•	Net cash from operating activities of $52 million.
•	Free Cash Flow generation of $13 million.
•	Net income of $83 million, versus net loss of $14 million in the prior year.

Preliminary Full-Year 2025 Results (unaudited):

•	Revenue growth of 12% to $2.718 billion.
•	Total Transaction Value (TTV) growth of 17% to $36 billion.
•	Adjusted EBITDA growth of 11% to $532 million.
•	Net cash from operating activities of $233 million.
•	Free Cash Flow generation of $104 million.
•	Net income of $111 million, versus net loss of $134 million in the prior year.

Additionally, Amex GBT issued full-year 2026 guidance that is in line with previously shared expectations. Strong growth is expected to be driven by share gains, product innovation and the CWT acquisition with disciplined operating leverage driven by CWT synergies and AI-driven cost optimization.

Full-Year 2026 Guidance

•	Revenue growth of 19% to 21%, to a range of $3.235 billion to $3.295 billion.
•	Adjusted EBITDA growth of 16% to 21%, to a range of $615 million to $645 million.

The Company will release final financial results for the fourth quarter and full year ended December 31, 2025, before market open on March 9, 2026. Chief Executive Officer Paul Abbott and Chief Financial Officer Karen Williams will discuss the financial performance and business outlook for Amex GBT on a live audio webcast at 9:00 a.m. ET. that will be accessible at investors.amexglobalbusinesstravel.com.

The Company’s preliminary unaudited fourth quarter and full year 2025 results are based on current expectations and might be adjusted upon completion of annual audit procedures. This financial information does not represent a comprehensive statement of the Company’s financial results for the fourth quarter or full year 2025 and remains subject to the completion of financial closing procedures and internal reviews.

The shares under the share repurchase authorization may be repurchased in the open market or in privately negotiated transactions, at prices that the Company deems appropriate and subject to market conditions, applicable law and other factors deemed relevant in the Company's sole discretion. The share repurchase program does not obligate the Company to repurchase any dollar amount or number of shares of common stock, and the program may be suspended or discontinued at any time.

About American Express Global Business Travel

American Express Global Business Travel (Amex GBT) is a leading software and services company for travel, expense, and meetings & events. We have built the most valuable marketplace in travel with the most comprehensive and competitive content. A choice of solutions brought to you through a strong combination of technology and people, delivering the best experiences, proven at scale. With travel professionals and business partners in more than 140 countries, our solutions deliver savings, flexibility, and service from a brand you can trust – Amex GBT.

Visit amexglobalbusinesstravel.com for more information about Amex GBT. Follow @amexgbt on LinkedIn and Instagram.

Non-GAAP Financial Measures

We report our financial results in accordance with GAAP. Our non-GAAP financial measures are provided in addition to, and should not be considered as an alternative to, other performance or liquidity measures derived in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools, and you should not consider them either in isolation or as a substitute for analyzing our results as reported under GAAP. In addition, because not all companies use identical calculations, the presentations of our non-GAAP financial measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.

Management believes that these non-GAAP financial measures provide users of our financial information with useful supplemental information that enables a better comparison of our performance or liquidity across periods. In addition, we use certain of these non-GAAP financial measures as performance measures as they are important metrics used by management to evaluate and understand the underlying operations and business trends, forecast future results and determine future capital investment allocations. We also use certain of our non-GAAP financial measures as indicators of our ability to generate cash to meet our liquidity needs and to assist our management in evaluating our financial flexibility, capital structure and leverage. These non-GAAP financial measures supplement comparable GAAP measures in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, and/or to compare our performance and liquidity against that of other peer companies using similar measures.

We define EBITDA as net income (loss) before interest income, interest expense, gain (loss) on early extinguishment of debt, benefit from (provision for) income taxes and depreciation and amortization.

We define Adjusted EBITDA as net income (loss) before interest income, interest expense, gain (loss) on early extinguishment of debt, benefit from (provision for) income taxes and depreciation and amortization and as further adjusted to exclude costs that management believes are non-core to the underlying business of the Company, consisting of restructuring, exit and related charges, integration costs, costs related to mergers and acquisitions, non-cash equity-based compensation and related employer taxes, long-term incentive plan costs, certain corporate costs, fair value movements on earnout derivative liabilities, gain (loss) on remeasurement of previously held equity investment foreign currency gains (losses) and non-service components of net periodic pension benefit (cost) .

EBITDA and Adjusted EBITDA are supplemental non-GAAP financial measures of operating performance that do not represent and should not be considered as alternatives to gross profit, net income (loss) or total operating expenses, as determined under GAAP. In addition, these measures may not be comparable to similarly titled measures used by other companies.

These non-GAAP measures have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of the Company’s results or expenses as reported under GAAP. Some of these limitations are that these measures do not reflect:

•	changes in, or cash requirements for, our working capital needs or contractual commitments;
•	our interest expense, or the cash requirements to service interest or principal payments on our indebtedness;
•	our tax expense, or the cash requirements to pay our taxes;
•	recurring, non-cash expenses of depreciation and amortization of property and equipment and definite-lived intangible assets and, although these are non-cash expenses, the assets being depreciated and amortized may have to be replaced in the future;
•	the non-cash expense of stock-based compensation, which has been, and will continue to be for the foreseeable future, an important part of how we attract and retain our employees and a significant recurring expense in our business;
•	restructuring, mergers and acquisition and integration costs, all of which are intrinsic of our acquisitive business model; and
•	impact on earnings or changes resulting from matters that are non-core to our underlying business, as we believe they are not indicative of our underlying operations.

EBITDA and Adjusted EBITDA should not be considered as measures of liquidity or as measures determining discretionary cash available to us to reinvest in the growth of our business or as measures of cash that will be available to us to meet our obligations.

We believe that the adjustments applied in presenting EBITDA and Adjusted EBITDA are appropriate to provide additional information to investors about certain material non-cash and other items that management believes are non-core to our underlying business.

These non-GAAP measures supplement comparable GAAP measures in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, and to compare our performance against that of other peer companies using similar measures. We also believe that EBITDA and Adjusted EBITDA are helpful supplemental measures to assist potential investors and analysts in evaluating our operating results across reporting periods on a consistent basis.

We define Free Cash Flow as net cash from (used in) operating activities, less cash used for additions to property and equipment.

We believe Free Cash Flow is an important measure of our liquidity. This measure is a useful indicator of our ability to generate cash to meet our liquidity demands. We use this measure to conduct and evaluate our operating liquidity. We believe it typically presents an alternate measure of cash flows since purchases of property and equipment are a necessary component of our ongoing operations and it provides useful information regarding how cash provided by operating activities compares to the property and equipment investments required to maintain and grow our platform. We believe Free Cash Flow provides investors with an understanding of how assets are performing and measures management’s effectiveness in managing cash.

Free Cash Flow is a non-GAAP measure and may not be comparable to similarly named measures used by other companies. This measure has limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent cash flow for discretionary expenditures. This measure should not be considered as a measure of liquidity or cash flows from operations as determined under GAAP. This measure is not a measurement of our financial performance under GAAP and should not be considered in isolation or as an alternative to net income (loss) or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating activities as a measure of liquidity.

Reconciliation of net loss to EBITDA and Adjusted EBITDA:

	Three Months Ended December 31,		Year Ended December 31,
(in $ millions, unaudited)	2025	2024	2025	2024
Net income (loss)	$83	$(14)	$111	$(134)
Interest income	(2)	(2)	(8)	(6)
Interest expense	24	22	95	115
Loss on early extinguishment of debt	—	—	2	38
(Benefit from) / Provision for income taxes	(26)	11	40	66
Depreciation and amortization	60	40	192	178
EBITDA	139	57	432	257
Restructuring, exit and related charges(a)	10	3	58	17
Integration costs(b)	8	4	20	24
Mergers and acquisitions(c)	1	8	35	45
Equity-based compensation and related employer taxes(d)	20	19	90	83
Fair value movements on earnout derivative liabilities(e)	(16)	42	(96)	56
Gain on remeasurement of previously held equity interest(f)	(39)	—	(39)	—
Other adjustments, net(g)	7	(23)	32	(4)
Adjusted EBITDA	$130	$110	$532	$478

a)	Includes (i) employee severance costs of $4 and $3 million for the three months ended December 31, 2025 and 2024, respectively, and $48 million and $11 million for the years ended December 31, 2025 and 2024, respectively, (ii) accelerated amortization of operating lease ROU assets of $3 million and $0 for the three months ended December 31, 2025 and 2024, respectively, and $6 million and $4 million for the years ended December 31, 2025 and 2024, respectively, and (iii) contract costs related to leased facilities abandonment of $3 million and $0 for the three months ended December 31, 2025 and 2024, respectively and $4 million and $2 million for the years ended December 31, 2025 and 2024, respectively.
b)	Represents expenses related to the integration of business acquisitions.
c)	Represents expenses related to business acquisitions, including potential business acquisitions, and includes pre-acquisition due diligence and related activities costs.
d)	Represents non-cash equity-based compensation expense and employer taxes paid related to equity incentive awards to certain employees.
e)	Represents fair value movements on earnout derivative liabilities during the periods.
f)	Represents gain on remeasurement of a previously held equity investment in Uvet GBT.
g)	Excludes (i) long-term incentive plan expense of $0 and $2 million for the three months ended December 31, 2025 and 2024, respectively, and $1 million and $8 million for the years ended December 31, 2025 and 2024, respectively, and (ii) legal and professional services costs of $2 million and $1 million for the three months ended December 31, 2025 and 2024, respectively, and $2 million and $5 million for the years ended December 31, 2025 and 2024, respectively, (iii) unrealized foreign exchange (gains) losses of $0 and $(27) million for the three months ended December 31, 2025 and 2024, respectively, and $19 million and $(22) million for the years ended December 31, 2025 and 2024, respectively, and (iv) non-service component of our net periodic pension cost related to our defined benefit pension plans of $5 million and $1 million for the three months ended December 31, 2025 and 2024, respectively, and $10 million and $5 million for the years ended December 31, 2025 and 2024, respectively.

Reconciliation of net cash from operating activities to Free Cash Flow:

	Three Months Ended December 31,		Year Ended December 31,
(in $ millions; unaudited)	2025	2024	2025	2024
Net cash from operating activities	$52	$65	$233	$272
Less: Purchase of property and equipment	(39)	(32)	(129)	(107)
Free Cash Flow	$13	$33	$104	$165

Reconciliation of Full-Year 2026 Adjusted EBITDA Guidance

The Company’s full-year 2026 guidance considers various material assumptions. Because the guidance is forward-looking and reflects numerous estimates and assumptions with respect to future industry performance under various scenarios as well as assumptions for competition, general business, economic, market and financial conditions and matters specific to the business of Amex GBT, all of which are difficult to predict and many of which are beyond the control of Amex GBT, actual results may differ materially from the guidance due to a number of factors, including the ultimate inaccuracy of any of the assumptions described above and the risks and other factors discussed in the section entitled “Forward-Looking Statements” below and the risk factors in the Company’s SEC filings.

We are unable to reconcile forward-looking Adjusted EBITDA to net income (loss) determined under U.S. GAAP for full-year 2026 because we cannot predict with reasonable certainty the reconciling items such as restructuring charges, integration expenses and costs related to mergers and acquisitions and integration expenses, non-cash equity-based compensation and related employer taxes or other adjustments.

Forward-Looking Statements

Certain statements made in this release are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this release are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the following risks, uncertainties and other factors: (1) changes to projected financial information or our ability to achieve our anticipated growth rate and execute on industry opportunities; (2) our ability to maintain our existing relationships with customers and suppliers and to compete with existing and new competitors; (3) various conflicts of interest that could arise among us, affiliates and investors; (4) our success in retaining or recruiting, or changes required in, our officers, key employees or directors; (5) factors relating to our business, operations and financial performance, including market conditions and global and economic factors beyond our control; (6) the impact of geopolitical conflicts, including the war in Ukraine and the conflicts in the Middle East, as well as related changes in base interest rates, inflation and significant market volatility on our business, the travel industry, travel trends and the global economy generally; (7) the sufficiency of our cash, cash equivalents and investments to meet our liquidity needs; (8) the effect of a prolonged or substantial decrease in global travel on the global travel industry; (9) political, social and macroeconomic conditions (including the widespread adoption of teleconference and virtual meeting technologies which could reduce the number of in-person business meetings and demand for travel and our services); (10) the effect of legal, tax and regulatory changes; (11) the impact of any future acquisitions including the integration of any acquisition; (12) costs related to, or the inability to recognize the anticipated benefits of our merger (the “Merger”) with CWT Holdings, LLC ("CWT"); (13) risks related to the business of CWT or unexpected liabilities that arise in connection with the transaction or the integration of CWT including our ability to apply our procedures regarding internal controls over financial reporting to CWT; (14) the outcome of any legal proceedings that may be instituted against the Company in connection with the Merger; and other factors detailed in the Company's Form 10-K filed with the SEC on March 7, 2025, and in the Company's other SEC filings. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Disclaimer

An investment in Global Business Travel Group, Inc. is not an investment in American Express. American Express shall not be responsible in any manner whatsoever for, and in respect of, the statements herein, all of which are made solely by Global Business Travel Group, Inc.

Investor Contact: Jennifer Thorington, investor@amexgbt.com

Media Contact: Megan Kat, megan.kat@amexgbt.com